Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS IS AN ANNOUNCEMENT OF A POSSIBLE OFFER UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE. THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

24 March 2021

Bally’s Corporation ("Bally’s") and Gamesys Group plc ("Gamesys")

Statement regarding possible combination of Bally’s and Gamesys

The board of Bally’s (the "Bally’s Board") and the board of Gamesys (the "Gamesys Board") are pleased to announce that they have reached agreement in principle on the key terms of a possible combination of Bally’s and Gamesys pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys (the “Possible Combination”). The Possible Combination is anticipated to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006.

The Gamesys Board and Bally’s Board believe that the Possible Combination has a compelling strategic and financial rationale, would create long-term value for both Gamesys and Bally’s and would be consistent with Bally’s and Gamesys’ respective long-term growth strategies.

Gamesys would benefit from Bally’s fast-growing land-based and online platform in the United States, providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops in the US. Bally’s would benefit from Gamesys’ proven technology platform, expertise and highly respected and experienced management team across the online gaming field. The combined group would be well positioned to capitalise on the full range of opportunities present both in the US and beyond.

Under the terms of the Possible Combination, Gamesys shareholders would be entitled to receive:

for each Gamesys Share: 1,850 pence in cash (the "Cash Offer")

The Cash Offer represents a premium of:

(i)	approximately 12.7 per cent. to the closing price per Gamesys ordinary share (each, a “Gamesys Share”) of 1,642 pence on 23 March 2021 (being the last practicable date prior to this announcement (the “Latest Practicable Date”));

(ii)	approximately 39.1 per cent. to the closing price per Gamesys Share of 1,330 pence on 25 January 2021, being the last trading day prior to Bally’s initial proposal to Gamesys dated 26 January 2021; and

(iii)	approximately 34.7 per cent. to the average closing price per Gamesys Share of 1,373 pence for the three-month period prior to the Latest Practicable Date on a volume weighted average price basis.

As part of the Possible Combination, Bally’s has also proposed to make a share alternative available to Gamesys shareholders (the “Share Alternative”). Under the terms of the Share Alternative, Gamesys shareholders (other than Gamesys shareholders resident or located in jurisdictions in which it might be unlawful to make the Share Alternative available or where to do so would result in compliance requirements or formalities which Gamesys or Bally’s regard as unduly onerous) would be entitled to elect to receive newly issued common stock of Bally’s (“New Bally’s Shares”) in lieu of part or all of the cash consideration to which they would otherwise be entitled under the Possible Combination, using the following exchange ratio:

for each Gamesys Share:                   0.343 New Bally’s Shares

Based on Bally’s closing published sales price of US$66.34 as reported by the New York Stock Exchange and the exchange rate of US$1.375:£1 as at 4 p.m. Eastern Time on the Latest Practicable Date, the terms of the Share Alternative value each Gamesys Share at 1,655 pence each.

The Share Alternative would enable Gamesys shareholders to participate in the value creation opportunity resulting from the Possible Combination, in respect of all or part of their Gamesys shareholding.

The Gamesys Board has indicated to Bally’s that it is minded to recommend the Cash Offer to Gamesys shareholders, subject to reaching agreement on the other terms and conditions of the Possible Combination and the satisfactory completion of reciprocal due diligence.

There can be no certainty that an announcement of a firm intention to make an offer under Rule 2.7 of the Code (a “Rule 2.7 Announcement”) will be made in respect of the Possible Combination, but if one is made, any transaction would be subject to, among other things, approval of Gamesys shareholders and customary regulatory approvals. Bally’s shareholders would also be required to approve the issuance of the New Bally’s Shares pursuant to the Share Alternative.

The combined group would be headquartered in Rhode Island, USA, and its shares would retain their listing on the New York Stock Exchange.

Commenting on the Proposed Combination, Soo Kim, Chairman of Bally’s, said:

“We believe that this combination would mark a transformational step in our journey to become a leading integrated, omni-channel gaming company with a B2B2C business. We think that Gamesys’ proven technology platform alongside its highly respected and experienced management team, combined with the US market access that Bally’s provides, should allow the combined group to capitalise on the significant growth opportunities in the US sports betting and online markets.

We are truly excited about the opportunities that this combination would offer and the enhanced and comprehensive experience and product offering that it would enable us to offer our customers.”

Commenting on the proposed Combination, Lee Fenton, CEO of Gamesys, said:

“From our first meeting to now it has been the entrepreneurial energy of the two businesses that has brought us to the edge of creating a uniquely powerful company. Our shared passion and vision to capitalise on technology disruption to better serve our customers, wherever they may be, should make for an exciting journey for our employees, customers and shareholders alike.”

Shareholder Support

Each of the former founding investors of Gamesys, being Noel Hayden, Andrew Dixon and Robin Tombs (the "Former Gamesys Founders"), along with Lee Fenton and Robeson Reeves, both of whom it is intended would hold an executive role in the combined group (the “Gamesys Executives”) and HG Vora Special Opportunities Master Fund, Ltd. ("HG Vora"), in respect of their entire beneficial shareholdings and those of certain of their close relatives and related trusts (representing, in aggregate, 30.7 per cent. of Gamesys' issued ordinary share capital as at close of business on the Latest Practicable Date) have indicated their intention to support the Possible Combination if a recommended Rule 2.7 Announcement is published on the terms set out in this announcement.

In addition, the Former Gamesys Founders and the Gamesys Executives have indicated their intention to commit to elect for the Share Alternative in respect of their entire beneficial shareholdings and those of certain of their close relatives and related trusts (representing, in aggregate, 24.5 per cent. of Gamesys' issued ordinary share capital as at close of business on the Latest Practicable Date).

Board and Management

It is intended that Gamesys’ CEO, Lee Fenton, would become the CEO of the combined group and that two additional Gamesys directors would join Bally’s board. It is further intended that Bally's CEO, George Papanier, would remain a member of the board and a senior executive running the retail casino business.

Gamesys Dividends

The Gamesys Board has proposed a final dividend in respect of the year ended 31 December 2020 of £30.6 million in aggregate, which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to 28 pence per Gamesys Share (the "Gamesys Final Dividend") for approval by Gamesys shareholders at Gamesys’ 2021 annual general meeting (currently expected to be held in June 2021).

In addition, if the Possible Combination has not completed before the ex-dividend date of 9 September 2021, the Gamesys Board reserves the right to declare an interim dividend for the six months ended 30 June 2021 of an aggregate amount of up to £16.4 million which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to a dividend of up to 15 pence per Gamesys Share (the "Second Gamesys Interim Dividend").

Reservations

Bally’s reserves the right to:

•	implement the Possible Combination through or together with a subsidiary of Bally’s;

•	announce an offer (including a cash offer and/or a share offer) for Gamesys on less favourable terms than those described above:

o	with the agreement or recommendation of the Gamesys Board; or

o	following the announcement by Gamesys of a whitewash transaction pursuant to the Code; and/or

•	if any dividend or other distribution or other return of capital or value is authorised, declared, made or paid or becomes payable in respect of Gamesys Shares on or after the date of this announcement (other than, or in excess of, the Gamesys Final Dividend and the Second Gamesys Interim Dividend), reduce the cash and/or share component of the Possible Combination by the aggregate amount of such dividend or other distribution or other return of capital or value.

Rationale for the Possible Combination

Bally’s and Gamesys believe that the online gambling and sports betting sector in the US continues to exhibit many characteristics that are structurally attractive with a steep anticipated growth trajectory as favourable regulatory progress throughout the US leads to the opening of new sports betting and iGaming markets. This opportunity is reflected in industry analysts estimating a potential total addressable market size in excess of US$45 billion. Bally’s and Gamesys believe that having a combination of both proven, developed technology and land-based platforms across key US states, with global brands, existing customer bases and complementary product offerings will be key to taking advantage of these growth opportunities. The following factors have also been taken into consideration by Bally’s and Gamesys in connection with the Possible Combination:

•	the two companies believe that the Possible Combination represents a compelling strategic and financial opportunity to improve the offering and experience for customers;

•	the Possible Combination would accelerate Bally’s long-term growth strategy, the objective of which is to become the premier, truly integrated, omni-channel US gaming company with a B2B2C business;

•	Gamesys’ existing platform would benefit from Bally’s fast-growing land-based and online platform in the US, providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops at this pivotal moment in the market’s evolution;

•	Bally’s would benefit from Gamesys’ proven technology platform, expertise and highly respected and experienced management team. These offerings, integrated with Bally’s online sports betting platform via the pending Bet.Works acquisition and the transformational media partnership with Sinclair Broadcast Group, would place the combined group in a strong position to capitalise on the quickly developing US online market;

•	the Possible Combination would create significant value for Bally’s by bringing in-house a technology platform to further build out iGaming offerings and create a unified player development database; and

•	the combined group is expected to be highly cash flow generative, enabling it to pursue growth opportunities through reinvestment and strategic M&A. The greater number of registered accounts and monthly active customers that would result from the Possible Combination, together with a more diversified player community and an enhanced customer database, is expected to create opportunities to increase growth and profitability.

Funding

Should a Rule 2.7 Announcement be made in respect of the Possible Combination, it would be Bally’s intention to fund the Cash Offer through a certain funds bridge facility, a portion of which will be refinanced through the proceeds of an equity capital raise. The maximum cash consideration payable to Gamesys shareholders, if only the Former Gamesys Founders and Gamesys Executives elect for the Share Alternative, would amount to approximately £1.6 billion.

Further details regarding the funding of the transaction will be provided as appropriate in due course.

Pro forma for the transaction, Bally’s expects to maintain its historically conservative capitalisation policies, providing it with the stability and financial flexibility to continue to pursue a disciplined omni-channel gaming and entertainment growth strategy.

Information on Bally’s

Bally’s is listed on the New York Stock Exchange (NYSE) and its shares trade under the ticker symbol "BALY".

Bally’s is a leading owner and operator of land-based casinos in the US. Bally’s currently owns and manages 12 properties; 11 casinos across seven states, a horse racetrack and 13 authorized off-track betting licenses in Colorado. With over 6,000 employees, Bally’s operations include 12,890 slot machines, 443 game tables and 2,904 hotel rooms. Following the completion of pending acquisitions, as well as the construction of a land-based casino in Centre County, Pennsylvania, Bally’s will own and manage 15 casinos across 11 US states.

In November 2020, Bally’s announced that it had entered into a definitive agreement to acquire Bet.Works, a US based, sports betting platform provider to operators in New Jersey, Iowa, Indiana and Colorado. Upon acquiring Bet.Works' proprietary technology stack and turnkey solutions, which include marketing, operations, customer service, risk management and compliance, Bally’s believes it will position it to become a leading, full-service, vertically integrated sports betting and iGaming company in the US with physical casinos and online gaming solutions united under a single, leading brand, thus enabling it to launch its B2B2C business model.

In November 2020, Bally’s announced a long-term strategic partnership with Sinclair Broadcast Group that combines its vertically-integrated, proprietary sports betting technology and expansive market access footprint with Sinclair's portfolio of local broadcast television stations and live regional sports networks, the STIRR streaming service, the Tennis Channel and digital and over-the-air television network Stadium.

Bally’s recent acquisitions of Monkey Knife Fight and SportCaller provide Bally’s with digital/interactive footprints, provide access to the potentially lucrative interactive mobile sports betting and iGaming markets and diversify it from a financial standpoint.

Bally’s aims to continue to grow the business by actively pursuing the acquisition and development of new gaming opportunities and reinvesting in existing operations. Bally’s believes that interactive gaming, including mobile sports betting and iGaming represents a significant strategic opportunity for its future growth. In addition, it seeks to increase revenues at its brick and mortar casinos through enhancing the guest experience by providing popular games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service.

Information on Gamesys

Gamesys is listed on the premium listing segment of the Main Market of the London Stock Exchange under the ticker symbol "GYS" and is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys currently offers bingo and casino games to its players using brands which include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognisable brands that deliver best-in-class player experience and gaming content.

As a leading international online gaming operator, Gamesys' market position and diverse customer base (both geographically and demographically) position Gamesys strongly against its competitors in addition to providing Gamesys with significant opportunities to deliver further growth. Gamesys' core brands have historically demonstrated significant rates of customer retention, achieved through a combination of Gamesys' diverse and engaging range of tailored content, strong customer relationship management and player engagement capabilities and its multi-brand strategy, which enables Gamesys to offer players a bespoke proposition catering for different player demographics and styles of play, as well as providing Gamesys with cross-marketing opportunities to improve the ultimate value derived from players.

Gamesys is well-capitalised and has demonstrated a strong track record of cash generation, with operating cash flow of £214.4 million for the year ended 31 December 2020. During the same period, Gamesys achieved annual revenues of £727.7 million (representing growth on a pro forma basis of 29% compared to 2019) and an adjusted EBITDA of £206.2 million (representing growth on a pro forma basis of 30% compared to 2019).

Enquiries:

Bally’s

Steve Capp, Executive Vice President and Chief Financial Officer	Tel: +1 401 475 8564

Deutsche Bank (Financial Adviser to Bally’s)

James Ibbotson	Tel: +44 (0) 20 7545 8000
Chris Raff

Kekst CNC (PR Adviser to Bally’s)

Richard Goldman David Gill	Tel: +1 646 847 6102

Gamesys

Jason Holden, Director of Investor Relations	Tel: +44 (0) 20 7478 8150

Macquarie Capital (Europe) Limited (Financial Adviser to Gamesys)

Sung Chun Magnus Scaddan	Tel: +44 (0) 20 3037 2000

Numis (Joint Broker to Gamesys)

Garry Levin	Tel: +44 (0) 20 7260 1000

Berenberg (Joint Broker to Gamesys)

Mark Whitmore	Tel: +44 (0) 20 3207 7800

Finsbury (PR Adviser to Gamesys)

James Leviton	Tel: +44 (0) 7771 887 977

Important notices

This announcement does not amount to a firm intention to make an offer for Gamesys under Rule 2.7 of the Code and accordingly there is no assurance that an offer will be forthcoming or, if it is, as to the timing or terms thereof.

In accordance with Rule 2.6(a) of the Code, Bally’s will have until 5.00 p.m. (London time) on 21 April 2021, being 28 days following the date of this announcement, to either announce a firm intention to make an offer for Gamesys in accordance with Rule 2.7 of the Code or announce that it does not intend to make such an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline may be extended with the consent of the Panel on Takeovers and Mergers (the "Panel") in accordance with Rule 2.6(c) of the Code.

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to, or in connection with, the proposed transaction or otherwise, nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except in accordance with applicable law.

The release, distribution or publication of this announcement in jurisdictions outside the United Kingdom may be restricted by laws of the relevant jurisdictions and therefore persons into whose possession this announcement comes should inform themselves about, and observe, any such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Sources and Bases

The relevant sources of information and bases of calculation are provided below in the order in which such information appears in this announcement.

(i)	Gamesys’ issued share capital of 109,440,630 ordinary shares of 10 pence each as at the Latest Practicable Date;

(ii)	Gamesys’ to be issued share capital of 2,560,583 Gamesys Shares which may be issued on or after the date of this announcement: (a) to satisfy the exercise of options or vesting of awards granted pursuant to Gamesys’ share plans; and (b) which may be issued pursuant to the terms of the warrant instrument granted by Gamesys and dated 26 September 2019;

(iii)	volume weighted average price for the three months from 23 December 2020 to 23 March 2021 as defined by Bloomberg; and

(iv)	US$:£ exchange rate as quoted by Bloomberg.

The maximum cash consideration payable to Gamesys shareholders is based on the Cash Offer of 1,850 pence per Gamesys Share and calculated on the basis of the issued and to be issued share capital of Gamesys (as set out in paragraphs (i) and (ii) above), less the number of ordinary shares beneficially held by the Former Gamesys Founders and certain of their close relatives and related trusts and the Gamesys Executives who intend to commit to elect for the Share Alternative.

Rule 2.9 Disclosure

In accordance with Rule 2.9 of the Takeover Code, Gamesys confirms that as at the Latest Practicable Date, it had in issue and admitted to trading on the main market of the London Stock Exchange 109,440,630 ordinary shares of 10 pence each (excluding ordinary shares held in treasury). The International Securities Identification Number (ISIN) of the Gamesys Shares is GB00BZ14BX56 and Gamesys’ LEI number is 213800J9SZ4YJ2RYMU17. Gamesys also confirms that as at the Latest Practicable Date, it had in issue one warrant to subscribe for 300,000 Gamesys Shares.

In accordance with Rule 2.9 of the Code, Bally’s confirms that as at the Latest Practicable Date, it had in issue and admitted to trading on the New York Stock Exchange 30,980,829 common stock of par value $0.01 each (excluding common stock held in treasury). The International Securities Identification Number (ISIN) of the common stock is US05875B1061.

Disclaimer

Deutsche Bank AG (“Deutsche Bank”) is authorised and regulated by the European Central Bank and the German Federal Financial Supervisory Authority (BaFin). With respect to activities undertaken in the UK, Deutsche Bank is authorised by the Prudential Regulation Authority with deemed variation of permission. It is subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the Temporary Permissions Regime, which allows EEA-based firms to operate in the UK for a limited period while seeking full authorisation, are available on the Financial Conduct Authority’s website.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, Deutsche Bank, acting through its London branch ("DB London"), and Deutsche Bank Securities Inc. ("DBSI")) will be responsible to any person other than Bally’s for providing any of the protections afforded to clients of Deutsche Bank (or, as the case may be, DB London or DBSI) nor for providing advice in relation to any matters referred to in this announcement.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank (or DB London or DBSI) in connection with this Announcement, any statement contained herein or otherwise.

DB London and DBSI are acting as financial advisers to Bally’s and no other person in connection with the contents of this announcement.

Macquarie Capital (Europe) Limited ("Macquarie Capital"), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and for no one else in connection with the Possible Combination and/or any other matter referred to in this announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to its clients or for providing advice in relation to the Possible Combination, the contents of this announcement, or another other matters referred to in this announcement. Macquarie Capital is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital.

Numis Securities Limited ("Numis"), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Numis, or for providing advice in relation to any matter referred to in this announcement.

Joh. Berenberg, Gossler & Co. KG, London Branch ("Berenberg"), which is authorised by the German Federal Financial Supervisory Authority and subject to limited regulation by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the Possible Combination and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Berenberg nor for providing advice in relation to the Possible Offer or any other matters referred to in this announcement. Neither Berenberg nor any of its affiliates owes or accepts any duty, liability or responsibility to any person who is not a client of Berenberg in connection with this announcement, any statement contained herein or otherwise.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purposes of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Forward Looking Statements

This announcement (including information incorporated by reference in the announcement), oral statements made regarding the Possible Combination, and other information published by Bally’s and Gamesys contain certain forward-looking statements, beliefs or opinions with respect to the financial condition, results of operations and business of Bally’s and Gamesys. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.

Forward-looking statements may often, but not always, be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "hopes," "anticipates," "aims," "plans," "estimates," "projects," "targets," "intends," "forecasts," "outlook," "impact," "potential," "confidence," "improve," "continue," "optimistic," "deliver," "comfortable," "trend," "seeks" or variations of such words and phrases or statements that certain actions, events or results "could," "should," "would" or "might" be taken, occur or be achieved or the negative of such terms or other variations on such terms or comparable terminology.

Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These statements are based on assumptions and assessments made by Gamesys and/or Bally’s, as the case may be, in light of their experience and their perception of historical trends, current conditions, future developments and other factors that they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors that could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements are unknown.

Although it is believed that the expectations reflected in such forward-looking statements were reasonable at the time the statements were made, no assurance is given by Gamesys and/or Bally’s that such expectations or the assumptions and assessments underlying them will prove to have been correct and the circumstances may change.  You are therefore cautioned not to place undue reliance on these forward-looking statements. Neither Gamesys nor Bally’s assumes any obligation, and Gamesys and Bally’s disclaim any intention or obligation, to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation (including under the Disclosure Guidance and Transparency Rules of the FCA).

The forward-looking statements have not been reviewed by the auditors of Gamesys, Bally’s or their respective financial advisers. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is the satisfaction of any conditions to the Possible Combination, as well as additional factors such as changes in global, political, economic, business, competitive, market and regulatory forces (including as a result of governmental, business or individual responses to the COVID-19 pandemic), future exchange and interest rates, changes in tax rates and future business combinations or dispositions. Such forward looking statements should therefore be construed in the light of such factors. Neither Bally’s nor Gamesys, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur

No profit forecasts, estimates or quantified benefits statements

No statement in this announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Gamesys or Bally’s for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Gamesys or Bally’s, respectively.

Publication on a website

In accordance with Rule 26.1 of the Code, a copy of this announcement will be made available free of charge on Bally’s website at https://investors.ballys.com/ and on Gamesys' website at https://www.gamesysgroup.com/investors/possible-offer-for-gamesys/ by no later than 12 noon (London time) on the business day after the date of this announcement.

The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.